Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Nuvation Bio Inc. of our report dated March 28, 2024, relating to the financial statements of AnHeart Therapeutics Ltd. appearing in the Current Report on Form 8-K/A dated June 20, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Hangzhou, the People’s Republic of China

August 5, 2024